Exhibit 10.2
Neurocrine Biosciences, Inc.
2020 Equity Incentive Plan
Option Grant Notice
Neurocrine Biosciences, Inc. (the “Company”) has granted to you (“Participant”) an option to purchase the number of shares of Common Stock set forth below (the “Option”) under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan (the “Plan”). The Option is subject to all of the terms and conditions set forth in this Option Grant Notice (the “Grant Notice”), the Option Agreement (the “Agreement”) and the Plan, all of which are available by logging into your E*TRADE brokerage account and which are incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Agreement or the Plan will have the meanings set forth in the Agreement or the Plan, as applicable.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Type of Grant: ☐ Incentive Stock Option ☐ Nonstatutory Stock Option
Vesting Schedule:  Subject to Section 2 of the Agreement, the Option will vest as follows: [________].
Exercise Schedule:  Same as Vesting Schedule
Participant Acknowledgements: By your electronic acceptance of the Option via your E*TRADE brokerage account, you understand and agree that:
•The Option is governed by this Grant Notice, the Agreement and the Plan, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.
•Copies of this Grant Notice, the Agreement, the Plan and the Prospectus are available via your E*TRADE brokerage account and may be viewed and printed by you. You consent to receive this Grant Notice, the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
•You have read and are familiar with the provisions of this Grant Notice, the Agreement, the Plan and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Agreement or the Prospectus and the provisions of the Plan, the provisions of the Plan will control.
•As of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between you and the Company regarding the Option and supersede all prior oral and written agreements, promises and/or representations regarding the Option, with the exception of any written employment, offer letter, severance or other agreement, or any written severance plan or policy, in each case that specifies the terms that should govern the Option.

Neurocrine Biosciences, Inc.
2020 Equity Incentive Plan
Option Agreement
Pursuant to the accompanying Option Grant Notice (the “Grant Notice”) and this Option Agreement (the “Agreement”), Neurocrine Biosciences, Inc. (the “Company”) has granted you an option under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan (the “Plan”) to purchase the number of shares of Common Stock set forth in the Grant Notice at the exercise price set forth in the Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan will have the meanings set forth in the Grant Notice or the Plan, as applicable.
The general terms and conditions applicable to your Option are as follows:
1.Governing Plan Document. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in:
a.Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Transaction on your Option;
b.Section 9(f) of the Plan regarding the Company’s and any Affiliate’s (if applicable) retained rights to terminate your Continuous Service notwithstanding the grant of your Option; and
c.Section 8(c) of the Plan regarding the tax consequences of your Option.
Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions in this Agreement or the Grant Notice and the provisions of the Plan, the provisions of the Plan will control.
2.Vesting.
a.Subject to the limitations contained in this Agreement, your Option will vest in accordance with the vesting schedule set forth in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, except as otherwise explicitly provided in the Plan (in connection with a Transaction or certain terminations of Continuous Service following such Transaction) or this Agreement.
b.[For Employees and Directors, in the event of a termination of your Continuous Service due to your death or Disability, your Option will become vested, as of the date of such termination, in accordance with the vesting schedule set forth in the Grant Notice as if you had provided an additional six months of Continuous Service as of the date of such termination.]

c.[For Employees, in the event of a termination of your Continuous Service due to your Retirement, your Option will become fully vested as of the date of such Retirement. For purposes of this Agreement, “Retirement” means a termination of your Continuous Service upon or after you have reached age 60 with at least 5 years of Continuous Service, provided that you comply with any other requirements in the Company’s then-current policy regarding Retirement.]
d.[For Directors, in the event of a Transaction during your Continuous Service, your Option will become fully vested as of the date of such Transaction.]
3.Exercise.
a.You may generally exercise the vested portion of your Option (and the unvested portion of your Option if permitted by the Grant Notice) for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and any Withholding Obligation, as set forth in Section 6, and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(i), 4(j) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
b.To the extent permitted by Applicable Law, you may pay the exercise price of your Option as follows:
i.by cash or check, bank draft or money order payable to the Company;
ii.pursuant to a “cashless exercise” program, as provided in Section 4(c)(ii) of the Plan, if at the time of exercise the Common Stock is publicly traded;
iii.by delivery of already owned shares of Common Stock, as provided in Section 4(c)(iii) of the Plan, if at the time of exercise the Common Stock is publicly traded; or
iv.subject to approval by the Company and/or the Committee, as applicable, at or prior to the time of exercise, if your Option is a Nonstatutory Stock Option, by a “net exercise” arrangement, as provided in Section 4(c)(iv) of the Plan.
4.Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:
a.immediately upon the termination of your Continuous Service for Cause;
b.[for an Employee, three months after the termination of your Continuous Service for any reason other than Cause, Disability, death or Retirement;]
c.[for a Director, three years after the termination of your Continuous Service for any reason other than Cause;]

d.[for a Consultant, 30 days after the termination of your Continuous Service for any reason other than Cause;]
e.[for an Employee, 12 months after the termination of your Continuous Service due to your Disability;]
f.[for an Employee, 18 months after your death if you die during your Continuous Service;]
g.[for an Employee, 12 months after the termination of your Continuous Service due to your Retirement;]
h.immediately upon a Transaction if the Board has determined that your Option will terminate in connection with such Transaction;
i.the Expiration Date set forth in the Grant Notice; or
j.the day before the 10th anniversary of the Date of Grant.
[For an Employee, notwithstanding the foregoing, if you die during the period provided in Section 4(b) above, the term of your Option will not expire until the earlier of (i) 18 months after the termination of your Continuous Service, (ii) a Transaction if the Board has determined that your Option will terminate in connection with such Transaction, (iii) the Expiration Date set forth in the Grant Notice, or (iv) the day before the 10th anniversary of the Date of Grant.]
In addition, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(i) of the Plan.
To obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.
5.Transferability. Except as otherwise provided in Section 4(e) of the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to exercise your Option.
6.Withholding Obligations.
a.As provided in Section 8 of the Plan, at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your Option (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company.
b.Upon your request and subject to approval by the Company and/or the Committee, as applicable, and in compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon exercise of your Option a number of whole shares of Common Stock with a Fair Market Value on the date of exercise not in excess of the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of your Option as a liability for financial accounting purposes).
c.You may not exercise your Option unless the Withholding Obligation is satisfied. Accordingly, you may not be able to exercise your Option even though your Option is vested, and the Company will have no obligation to issue any shares of Common Stock subject to your Option, unless and until the Withholding Obligation is satisfied. In the event that the amount of the Withholding Obligation was greater than the amount actually withheld by the Company (or an Affiliate, if applicable), you agree to indemnify and hold the Company (and Affiliate, if applicable) harmless from any failure to withhold the proper amount.
7.Incentive Stock Option Disposition Requirement. If your Option is an Incentive Stock Option, you must notify the Company in writing within 15 days after the date of any disposition of any of the shares of Common Stock issued upon exercise of your Option that occurs within two years after the date of grant of your Option or within one year after such shares of Common Stock are transferred upon exercise of your Option.
8.Transaction. Your Option is subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
9.No Liability for Taxes. As a condition to accepting your Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of your Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that your Option is exempt from Section 409A only if the exercise price of your Option is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with your Option. Additionally, as a condition to accepting your Option, you agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price is less than the “fair market value”

of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
10.Severability. If any part of this Agreement, the Grant Notice or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement, the Grant Notice or the Plan not declared to be unlawful or invalid. Any Section of this Agreement, the Grant Notice or the Plan (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.Other Documents.  You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus.  In addition, you acknowledge receipt of the Company’s Trading Policy.

Neurocrine Biosciences, Inc.
2020 Equity Incentive Plan
RSU Award Grant Notice
Neurocrine Biosciences, Inc. (the “Company”) has granted to you (“Participant”) a restricted stock unit award for the number of restricted stock units (“RSUs”) set forth below (the “RSU Award”) under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan (the “Plan”). The RSU Award is subject to all of the terms and conditions set forth in this RSU Award Grant Notice (the “Grant Notice”), the RSU Award Agreement (the “Agreement”) and the Plan, all of which are available by logging into your E*TRADE brokerage account and which are incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Agreement or the Plan will have the meanings set forth in the Agreement or the Plan, as applicable.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:
Vesting Schedule:  Subject to Section 3 of the Agreement, the RSU Award will vest as follows: [________].

Issuance Schedule: One share of Common Stock will be issued for each RSU which vests at the time set forth in Section 4 of the Agreement.
Withholding Obligation: To the fullest extent permitted under the Plan and Applicable Law, any Withholding Obligation (as set forth in Section 6 of the Agreement) will be satisfied through a “Sell to Cover” procedure as described in Section 6 of the Agreement. In order to effectuate such Sell to Cover, you must execute an election form and such other documents required by the Company and any applicable broker-dealer, authorizing and directing such Sell to Cover in accordance with the requirements of Rule 10b5-1(c) under the Exchange Act.
Participant Acknowledgements: By your electronic acceptance of the RSU Award via your E*TRADE brokerage account, you understand and agree that:
•The RSU Award is governed by this Grant Notice, the Agreement and the Plan, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•Copies of this Grant Notice, the Agreement, the Plan and the Prospectus are available via your E*TRADE brokerage account and may be viewed and printed by you. You consent to receive this Grant Notice, the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
•You have read and are familiar with the provisions of this Grant Notice, the Agreement, the Plan and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Agreement or the Prospectus and the provisions of the Plan, the provisions of the Plan will control.
•As of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between you and the Company regarding the RSU Award and supersede all prior oral and written agreements, promises and/or representations regarding the RSU Award, with the exception of any written employment, offer letter, severance or other agreement, or any written severance plan or policy, in each case that specifies the terms that should govern the RSU Award.

Neurocrine Biosciences, Inc.
2020 Equity Incentive Plan
RSU Award Agreement
Pursuant to the accompanying RSU Award Grant Notice (the “Grant Notice”) and this RSU Award Agreement (the “Agreement”), Neurocrine Biosciences, Inc. (the “Company”) has granted you a restricted stock unit award under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (“RSUs”) set forth in the Grant Notice (the “RSU Award”). Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan will have the meanings set forth in the Grant Notice or the Plan, as applicable.
The general terms and conditions applicable to your RSU Award are as follows:
1.Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
a.Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Transaction on your RSU Award;
b.Section 9(f) of the Plan regarding the Company’s and any Affiliate’s (if applicable) retained rights to terminate your Continuous Service notwithstanding the grant of your RSU Award; and
c.Section 8(c) of the Plan regarding the tax consequences of your RSU Award.
Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions in this Agreement or the Grant Notice and the provisions of the Plan, the provisions of the Plan will control.
2.Grant of the RSU Award. The RSU Award represents your right to be issued on a future date a number of shares of Common Stock that is equal to the number of RSUs set forth in the Grant Notice, as adjusted to reflect any Capitalization Adjustment, subject to your satisfaction of the vesting conditions set forth in the Grant Notice and this Agreement. Any additional RSUs that become subject to your RSU Award pursuant to any Capitalization Adjustment will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other RSUs covered by your RSU Award. Your RSU Award was granted in consideration of your services to the Company or an Affiliate.
3.Vesting.
a.Subject to the limitations contained in this Agreement, your RSU Award will vest in accordance with the vesting schedule set forth in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, except as otherwise explicitly provided in the Plan (in connection with a Transaction or certain terminations of Continuous Service following such Transaction) or this Agreement. Upon such termination of your Continuous Service, you will forfeit (at no cost to the Company) any RSUs subject to your RSU Award that have not vested as of the date of such termination and you will have no further right, title or interest in such RSUs or the shares of Common Stock to be issued in respect of such RSUs.
b.[For Employees and Directors, in the event of a termination of your Continuous Service due to your death or Disability, your RSU Award will become vested, as of the date of such termination, in accordance with the vesting schedule set forth in the Grant Notice as if you had provided an additional six months of Continuous Service as of the date of such termination.]
c.[For Directors, in the event of a Transaction during your Continuous Service, your RSU Award will become fully vested as of the date of such Transaction.]
4.Date of Issuance.
a.The issuance of any shares of Common Stock in respect of your RSU Award is (i) subject to satisfaction of any Withholding Obligation, as set forth in Section 6, and (ii) intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.
b.In the event one or more RSUs subject to your RSU Award vests, the Company will issue to you, on the applicable vesting date, one share of Common Stock for each RSU that vests on such date (and for purposes of this Agreement, such issuance date is referred to as the “Original Issuance Date”); provided, however, that if the Original Issuance Date falls on a date that is not a business day, such shares will instead be issued to you on the next following business day.
c.Notwithstanding the foregoing, if:
i.your RSU Award is otherwise subject to a Withholding Obligation on the Original Issuance Date,
ii.the Original Issuance Date does not occur (x) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s Trading Policy, or (y) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and
iii.the Company elects, prior to the Original Issuance Date, (x) not to satisfy such Withholding Obligation by withholding shares of Common Stock from the shares of

Common Stock otherwise due, on the Original Issuance Date, to you under your RSU Award, (y) not to permit you to enter into a “same day sale” commitment with a broker-dealer in order to satisfy such Withholding Obligation (including but not limited to a commitment under a 10b5-1 Arrangement), and (z) not to permit you to pay such Withholding Obligation in cash, then the shares of Common Stock that would otherwise be issued to you on the Original Issuance Date will not be issued to you on the Original Issuance Date and will instead be issued to you on the first business day when you are not prohibited from selling shares of Common Stock on an established stock exchange or stock market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock in respect of your RSU Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
d.To the extent your RSU Award is a Non-Exempt Award, the provisions of Section 11 of the Plan will apply.
5.Transferability. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
6.Withholding Obligations.
a.As provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your RSU Award (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company. Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Obligation by any of the following means or by a combination of such means: (i) causing you to tender a cash payment; (ii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be issued in connection with your RSU Award to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates (a “Sell to Cover” arrangement); or (iii) such other method permitted under the Plan.
b.Upon your request and subject to approval by the Company and/or the Committee, as applicable, and in compliance with any applicable legal conditions or restrictions, the Company may withhold from the shares of Common Stock otherwise issuable to you in connection with your RSU Award a number of whole shares of Common Stock with a Fair Market Value on the date of issuance not in excess of the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of your RSU Award as a liability for financial accounting purposes).

c.Unless the Withholding Obligation is satisfied, the Company will have no obligation to issue to you any shares of Common Stock in respect of your RSU Award. In the event the Withholding Obligation arises prior to the issuance to you of any shares of Common Stock or it is determined after such issuance that the amount of the Withholding Obligation was greater than the amount actually withheld by the Company (or an Affiliate, if applicable), you agree to indemnify and hold the Company (and Affiliate, if applicable) harmless from any failure to withhold the proper amount.
7.Dividends. You will receive no dividends or dividend equivalents with respect to your RSU Award; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are issued to you in connection with your RSU Award after such shares have been issued to you.
8.Transaction. Your RSU Award is subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
9.No Liability for Taxes. As a condition to accepting your RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of your RSU Award and have either done so or knowingly and voluntarily declined to do so.
10.Severability. If any part of this Agreement, the Grant Notice or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement, the Grant Notice or the Plan not declared to be unlawful or invalid. Any Section of this Agreement, the Grant Notice or the Plan (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.Other Documents.  You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus.  In addition, you acknowledge receipt of the Company’s Trading Policy.